                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          ---------------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          ---------------------------


                         West TeleServices Corporation
          -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Delaware                                      47-0777362
       ----------------                      ---------------------------------
(State or other jurisdiction of              (IRS Employer Identification No.)
 incorporation or organization)

       9910 Maple Street
        Omaha, Nebraska                                     68134
---------------------------------                      ---------------
     (Address of principal                               (Zip Code)
       executive offices)

                                 Troy L. Eaden
                         West TeleServices Corporation
                               9910 Maple Street
                             Omaha, Nebraska  68134
                     ------------------------------------
                    (Name and address of agent for service)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class             Name of each exchange on which
          to be so registered             each class is to be registered
          -------------------             ------------------------------

                 None                                   None

Securities to be registered pursuant to Section 12(g) of the Act:

                                 Common Stock,
                           par value $.01 per share
                      ----------------------------------
                               (Title of Class)

                               Page 1 of 4 Pages
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Item 1.   Description of Registrant's Securities
------    to be Registered.
          -------------------------

          The description of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), is incorporated herein by reference to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-13991), as filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and will be included in a form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act, which prospectus shall be deemed to be incorporated herein by reference.



Item 2.        Exhibits.
------         --------

Exhibit No.                  Description
----------                   -----------

     1             -         Restated Certificate of Incorporation of the
                             Registrant, incorporated by reference to Exhibit
                             3.01 to Amendment No. 2 to the Registrant's
                             Registration Statement on Form S-1 (File No. 333-
                             13991) as filed with the Commission under the Securities Act on November 21, 1996.


     2             -         Restated Bylaws of the Registrant, incorporated by
                             reference to Exhibit 3.02 to Amendment No. 2 to the Registrant's Registration Statement on Form S-1
                             (File No. 333-13991) as filed with the Commission under the Securities Act on November 21, 1996.


     3             -         Form of Registrant's Common Stock Certificate,
                             incorporated by reference to Exhibit 4.01 to Amendment No. 2 to the Registrant's Registration
                             Statement on Form S-1 (File No. 333-13991) as filed with the Commission under the Securities Act on November 21, 1996.

                               Page 2 of 4 Pages
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                                   SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  November 21, 1996


                                    WEST TELESERVICES CORPORATION



                                    By:  /s/ Troy L. Eaden
                                       -----------------------
                                       Troy L. Eaden
                                       Chief Executive Officer

                               Page 3 of 4 Pages
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                        Index to Exhibits
                        -----------------

    Exhibit No.         Description
    ----------          -----------

         1          -   Restated Certificate of Incorporation of the Registrant,
                        incorporated by reference to Exhibit 3.01 to Amendment
                        No. 2 to the Registrant's Registration Statement on Form
                        S-1 (File No. 333-13991) as filed with the Commission under the Securities Act on November 21, 1996.



         2          -   Restated Bylaws of the Registrant, incorporated by
                        reference to Exhibit 3.02 to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File
                        No. 333-13991) as filed with the Commission under the Securities Act on November 21, 1996.



         3          -   Form of Registrant's Common Stock Certificate,
                        incorporated by reference to Exhibit 4.01 to Amendment
                        No. 2 to the Registrant's Registration Statement on Form
                        S-1 (File No. 333-13991) as filed with the Commission under the Securities Act on November 21, 1996.

                               Page 4 of 4 Pages